Exhibit 10.3

[Execution]

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT Agreement, dated as of July 28, 2020 (this “Amendment No. 2”), is by and among Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative agent and collateral agent (in such capacity, together with its successors and assigns, “Administrative Agent”) pursuant to the Credit Agreement (as defined below), the parties to the Credit Agreement from time to time as lenders (individually, each a “Lender” and collectively, “Lenders”), Beacon Roofing Supply, Inc., a Delaware corporation (“Holdings”), Beacon Sales Acquisition, Inc., a Delaware corporation (“Beacon Sales” and together with any other person that may become a US Borrower under the Credit Agreement, individually, each a “US Borrower” and collectively, “US Borrowers”), Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia (“Beacon Canada” and together with any other person that may become a Canadian Borrower under the Credit Agreement, individually, a “Canadian Borrower” and collectively, “Canadian Borrowers”, and together with US Borrowers, individually a “Borrower” and collectively, “Borrowers”).

W I T N E S S E T H :

WHEREAS, Administrative Agent, Lenders and certain other parties have entered into a senior secured revolving credit facility pursuant to which Administrative Agent and Lenders have made, and may make, loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of January 2, 2018, by and among Borrowers, Wells Fargo Bank, National Association, Citigroup Capital Markets Inc., Bank of America, N.A., J.P. Morgan Securities LLC, and Suntrust Robinson Humphrey, Inc., each as a Joint Lead Arranger and Joint Bookrunner, Wells Fargo Bank, N.A., as Issuing Bank, Wells Fargo Bank, N.A., as Swingline Lender, Administrative Agent and Lenders, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of December 20, 2018 (as the same now exists or may hereafter be further amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”), and the other Loan Documents (as defined in the Credit Agreement);

WHEREAS, in connection with such arrangements and other matters, Borrowers and Guarantors have requested that Administrative Agent and Lenders agree to certain amendments to the Credit Agreement, and Administrative Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

WHEREAS, by this Amendment No. 2, Administrative Agent, Lenders, Borrowers and Guarantors intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.

1.1.Additional Definitions.  The Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, the following defined terms:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Amendment No. 2” means Amendment No. 2 to Amended and Restated Credit Agreement by and among Administrative Agent, Lenders, and Credit Parties, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Amendment No. 2 Effective Date” means the first date on which the conditions precedent set forth in Section 4 of Amendment No. 2 are satisfied as set forth in the notice from Administrative Agent to Borrower Representative provided for in Section 4 of Amendment No. 2.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Administrative Agent and Borrower Representative giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for United States dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement shall be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower Representative giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for United States dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that Administrative Agent decides in its reasonable discretion (in consultation with the Borrower Representative) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent decides (in consultation with the Borrower Representative) is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate:

(a)  in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or

(b)  in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate:

(a)  a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;

(b)  a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the Federal Reserve System of the United States (or any successor), an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or

(c)  a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Administrative Agent or the Required Lenders, as applicable, by notice to Borrower Representative, Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 6.1(f) and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to Section 6.1(f).

“BHC Act Affiliate” of a person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such person.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned thereto in Section 13.24.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by Administrative Agent or (ii) a notification by the Required Lenders to Administrative Agent (with a copy to Borrower Representative) that the Required Lenders have determined that United States dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 6.1(f) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and

(b) (i) the election by Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to Borrower Representative and the Lenders or by the Required Lenders of written notice of such election to Administrative Agent.

“Hedging Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned thereto in Section 13.24.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Supported QFC” has the meaning assigned thereto in Section 13.24.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Special Resolution Regimes” has the meaning assigned thereto in Section 13.24.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

1.2.Amendments to Definitions.

(a)The definition of the term “Bail-In Action” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(b)The definition of the term “Bail-In Legislation” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part 1 of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(c)The definition of the term “Write-Down and Conversion Powers” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.3.Interpretation.  For purposes of this Amendment No. 2, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 2.

2.Amendments to Credit Agreement.

2.1.Applicable Margin.  The definition of the term Applicable Margin in the Credit

Agreement is hereby amended to add the following sentence at the end thereof:

Notwithstanding anything to the contrary in this definition, the Applicable Margin shall be based on the applicable percentage set forth in Tier 3 of the chart above for the period from and including the date of the receipt by Administrative Agent of the Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of September 30, 2020 through and including the date of the receipt by Administrative Agent of the Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of March 31, 2021, without regard to the amount of Excess Availability that might otherwise determine the Tier to be used for purposes of the determination of the Applicable Margin, but subject in all cases to clause (iv) above and Section 6.1(c).

2.2.Eligible Accounts.  Clause (a) of the definition of “Eligible Accounts” in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)  Accounts which either are sixty (60) days or more past due or are unpaid more than one hundred twenty (120) days after the original invoice date, except, that, for the period from and including the date of the receipt by Administrative Agent of the Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of September 30, 2020 through and including March 31, 2021 (and including for this purpose the Borrowing Base Certificate with the outstanding Eligible Accounts as of such date), Accounts which either are ninety (90) days or more past due or are unpaid more than one hundred fifty (150) days after the original invoice date, provided, that, the aggregate amount of such Accounts that may be included as Eligible Accounts at any time during such period set forth in this exception shall not exceed $150,000,000;

2.3.Reallocation of Loan Limits.  Section 2.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)  Subject to the terms and conditions of this Section 2.4, Borrower Representative shall have the right (i) to decrease the US Loan Limit and contemporaneously increase the Canadian Loan Limit by the same amount (provided, that, in no event shall the Canadian Loan Limit be greater than the US Dollar Equivalent of $125,000,000) so that upon any such decrease in the US Loan Limit there shall be a dollar-for-dollar increase in the Canadian Loan Limit and (ii) to decrease the Canadian Loan Limit and contemporaneously increase the US Loan Limit by the same amount so that upon any such decrease in the Canadian Loan Limit there shall be a dollar-for-dollar increase in the US Loan Limit.

(b)  Any decrease in the US Loan Limit and corresponding increase in the Canadian Loan Limit pursuant to Section 2.4(a)(i) above shall be subject to the following conditions: (i) the Borrower Representative shall have provided to Administrative Agent a written notice at least ten (10) Business Days prior to the requested effective date therefor setting forth the proposed amount of such decrease, (ii) after giving effect to any such decrease, the amount of the US Outstandings shall not be more than the amount equal to ninety percent (90%) of the US Loan Limit as so decreased, (iii) no more than one (1) such decrease may be requested in any twelve (12) consecutive month period, (iv) as of the date of any such decrease in the US Loan Limit (and corresponding increase in the Canadian Loan Limit) and after giving effect thereto, the Canadian Loan Limit shall not be greater than the US Dollar Equivalent of $125,000,000, and (v) as of the date of any such decrease in the US Loan Limit (and corresponding increase in the Canadian Loan Limit), no Default or Event of Default shall exist or have occurred and be continuing.  Each such decrease in the US Loan Limit shall be allocated between each US Lender based on its US

Commitment Percentage and corresponding increase in the Canadian Loan Limit shall be allocated between each Canadian Lender based on its Canadian Commitment Percentage.

(c)  Any decrease in the Canadian Loan Limit and corresponding increase in the US Loan Limit pursuant to Section 2.4(a)(ii) above shall be subject to the following conditions: (i) the Borrower Representative shall have provided to Administrative Agent a written notice at least ten (10) Business Days prior to the requested effective date therefor setting forth the proposed amount of such decrease, (ii) after giving effect to any such decrease, the amount of the Canadian Outstandings shall not be more than the amount equal to ninety percent (90%) of the Canadian Loan Limit as so decreased, (iii) no more than one (1) such decrease may be requested in any twelve (12) consecutive month period, and (iv) as of the date of any such decrease in the Canadian Loan Limit (and corresponding increase in the US Loan Limit), no Default or Event of Default shall exist or have occurred and be continuing.  Each such decrease in the Canadian Loan Limit shall be allocated between each Canadian Lender based on its Canadian Commitment Percentage and corresponding increase in the US Loan Limit shall be allocated to the US Commitment of each US Lender that is also a Canadian Lender in the amount of the decrease in such Lender’s Canadian Commitment.

(d)  The outstanding Revolving Loans and Commitment Percentages of Swingline Loans and LC Obligations will be reallocated by Administrative Agent on the effectiveness of such decrease in the US Loan Limit and increase in the Canadian Loan Limit, or decrease in the Canadian Loan Limit and increase in the US Loan Limit, as the case may be, and the Lenders agree to make all payments and adjustments necessary to effect such reallocation and Borrower Representative shall pay any and all costs required in connection with such reallocation.  Administrative Agent may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this Section 2.4 and Administrative Agent is authorized to amend Schedule 1.1(a) to reflect the new US Commitments and Canadian Commitments without the consent of any Lender or other Person.

(e)  As of the Amendment No. 2 Effective Date, Borrower Representative has exercised its right pursuant to Section 2.4(c) above to decrease the Canadian Loan Limit to $50,000,000 with a corresponding increase in the US Loan Limit to $1,250,000,000.  Schedule 1.1(a) of the Credit Agreement is replaced and superseded in its entirety by Exhibit A attached to this Amendment No. 2.

2.4.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Section 13.23 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

13.23  Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-in Action on any such liability, including, if applicable:

(i)  a reduction in full or in part or cancellation of any such liability;

(ii)  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

2.5.Supported QFC’s.  Article XIII of the Credit Agreement is hereby amended by inserting the following new Section 13.24 at the end of such Article:

“13.24Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

2.6.LIBOR Replacement.  Section 6.1 of the Credit Agreement is hereby amended by inserting the following new clause (f) at the end of such Section:

“(f)  Effect of Benchmark Transition Event.

(A)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Administrative Agent and Borrower Representative may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event or an Early Opt-in Election will become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Borrower Representative so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.  No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 6.1(f) will occur prior to the applicable Benchmark Transition Start Date.

(B)Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(C)Notices; Standards for Decisions and Determinations.  Administrative Agent will promptly notify Borrower Representative and the Lenders of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by Administrative Agent or Lenders pursuant to this Section 6.1(f) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 6.1(f).

(D)Benchmark Unavailability Period.  Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower Representative may revoke any request for a Borrowing of or conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower Representative will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans.  During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.”

3.Representations and Warranties.  Each of the Credit Parties, jointly and severally, represents and warrants with and to Secured Parties as follows, which representations and warranties shall survive the execution and delivery hereof:

3.1.As of the Amendment No. 2 Effective Date, no Default or Event of Default exists or has occurred and is continuing.

3.2.This Amendment No. 2 has been duly authorized, executed and delivered by all necessary corporate or limited liability company action, as applicable, on the part of each Credit Party which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Credit Party, as the case may be, contained herein constitute legal, valid and binding obligations of each Credit Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3.All of the representations and warranties of the Credit Parties set forth herein and in each of the other Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) on and as of the Amendment No. 2 Effective Date before and after giving effect to the effectiveness of this Amendment No. 2 and the transactions contemplated hereby with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

4.Conditions Precedent.  The amendments contained herein shall only be effective upon the receipt by Administrative Agent of each of the following:

4.1.Administrative Agent shall have received an executed original or executed original counterparts of this Amendment No. 2, duly authorized, executed and delivered by the Supermajority Lenders, Borrowers and Guarantors;

4.2.Administrative Agent shall have received payment of all fees and expenses due and payable in connection with this Amendment No. 2; and

4.3.after giving effect to the amendments contemplated by this Amendment No. 2, no Default or Event of Default shall exist or have occurred and be continuing.

Administrative Agent shall notify Borrower Representative of the Amendment No. 2 Effective Date and such notice shall be conclusive and binding (and in the case of Section 4.2, based on the representation set forth in Section 3.1 above).

5.Effect of Amendment No. 2.  Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified and confirmed by all parties hereto as of the effective date hereof and the Credit Parties shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2.  To the extent of conflict between the terms of this Amendment No. 2 and the other Loan Documents, the terms of this Amendment No. 2 shall control.  The Credit Agreement and this Amendment No. 2 shall be read and construed as one agreement.  This Amendment No. 2 is a Loan Document.

6.Governing Law.  The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

7.Jury Trial Waiver.  CREDIT PARTIES, ADMINISTRATIVE AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 2 OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS

AMENDMENT NO. 2 OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  CREDIT PARTIES, ADMINISTRATIVE AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT CREDIT PARTIES, ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 2 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8.Binding Effect.  This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9.Waiver, Modification, Etc.  No provision or term of this Amendment No. 2 may be modified, altered, waived, discharged or terminated orally or by course of conduct, except in accordance with the terms of the Credit Agreement.

10.Further Assurances.  Credit Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative Agent to effectuate the provisions and purposes of this Amendment No. 2.

11.Entire Agreement.  This Amendment No. 2 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

12.Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

13.Counterparts; Electronic Signatures.  This Amendment No. 2 may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Administrative Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 2.  This Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Delivery of an executed counterpart of a signature page of this Amendment No. 2 will be as effective as delivery of a manually executed counterpart of the Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 2, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 2.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BEACON ROOFING SUPPLY, INC.,
as Holdings

By:	/s/ FRANK A. LONEGRO
Name:	Frank A. Lonegro
Title:	Executive Vice President and Chief Financial Officer

BEACON SALES ACQUISITION, INC.,
as a US Borrower

By:	/s/ FRANK A. LONEGRO
Name:	Frank A. Lonegro
Title:	Executive Vice President and Chief Financial Officer

BEACON ROOFING SUPPLY CANADA
COMPANY, as Canadian Borrower

By:	/s/ FRANK A. LONEGRO
Name:	Frank A. Lonegro
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement (Beacon)]

AGENTS AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Bank and Lender

By:	/s/ MARC J. BREIER
Name:	Marc J. Breier
Title:	Authorized Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as Lender

By:	/s/ RAYMOND EGHOBAMIEN
Name:	Raymond Eghobamien
Title:	Vice President

TRUIST BANK (formerly known as Branch Banking and Trust Company and as successor by merger to SunTrust Bank), as a Lender

By:	/s/ STEVE METTS
Name:	Steve Metts
Title:	Director

Citibank, N.A., as a Lender

By:	/s/ CHRISTOPHER MARINO
Name:	Christopher Marino
Title:	Director & Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ MATTHEW T. O’KEEFE
Name:	Matthew T. O’Keefe
Title:	Senior Vice President

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement (Beacon)]

BANK OF AMERICA, N.A., (acting through its Canada Branch)

By:	/s/ MEDINA SALES DE ANDRADE
Name:	Medina Sales de Andrade
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ ANTHONY GALEA
Name:	Anthony Galea
Title:	Executive Director

JPMorgan Chase Bank, N.A., TORONTO BRANCH, as Lender

By:	/s/ AUGGIE MARCHETTI
Name:	Auggie Marchetti
Title:	Authorized Officer

U.S. Bank National Association, as a Lender

By:	/s/ ROD SWENSON
Name:	Rod Swenson
Title:	Vice President

TD Bank, N.A., as a US Lender

By:	/s/ STEPHEN A. CAFFREY
Name:	Stephen A. Caffrey
Title:	Vice President

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement (Beacon)]

The Toronto-Dominion Bank, as a Lender

By:	/s/ COREY DUFORT
Name:	Corey Dufort
Title:	Senior Analyst - ABL

By:	/s/ CHAZ LOUISY
Name:	Chaz Louisy
Title:	MCC - Asset Based Lending

PNC Bank, N.A., as a Lender

By:	/s/ LIAM BRICKLEY
Name:	Liam Brickley
Title:	Vice President

Capital One, National Association, as a Lender

By:	/s/ JULIANNE LOW
Name:	Julianne Low
Title:	Senior Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ NADINE EAMES
Name:	Nadine Eames
Title:	Vice President

[Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement (Beacon)]

EXHIBIT A

TO

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

SCHEDULE 1.1(a)

COMMITMENTS

Lender	US Commitment	Canadian Commitment	Total Commitment
WELLS FARGO BANK, NATIONAL ASSOCIATION	$287,500,000	$0	$287,500,000
TRUIST BANK (f/k/a Branch Banking and Trust Company)	$215,000,000	$0	$215,000,000
CITIBANK, N.A.	$172,500,000	$0	$172,500,000
BANK OF AMERICA, N.A.	$107,500,000	$0	$107,500,000
JPMORGAN CHASE BANK, N.A.	$107,500,000	$0	$107,500,000
U.S. BANK NATIONAL ASSOCIATION	$115,000,000	$0	$115,000,000
TD BANK, N.A.	$90,000,000	$0	$90,000,000
PNC BANK, N.A.	$70,000,000	$0	$70,000,000
CAPITAL ONE, NATIONAL ASSOCIATION	$50,000,000	$0	$50,000,000
KEYBANK NATIONAL ASSOCIATION	$35,000,000	$0	$35,000,000
WELLS FARGO CAPITAL FINANCE CORPORATION CANADA	$0	$17,500,000	$17,500,000
CITIBANK, N.A., CANADIAN BRANCH	$0	$7,500,000	$7,500,000
BANK OF AMERICA, N.A. (acting through its Canada Branch)	$0	$7,500,000	$7,500,000
JPMORGAN CHASE BANK, N.A., TORONTO BRANCH	$0	$7,500,000	$7,500,000
THE TORONTO-DOMINION BANK	$0	$10,000,000	$10,000,000
Total	$1,250,000,000	$50,000,000	$1,300,000,000